                                                                   EXHIBIT 10.13



                                    FORM OF
                             MANAGEMENT AGREEMENT
                             --------------------

          This MANAGEMENT AGREEMENT (this "Agreement"), dated as of ______________, 1997, is made and entered into by and between KENWOOD ASSOCIATES LIMITED PARTNERSHIP, a Minnesota limited partnership ("Owner"), and BROOKDALE LIVING COMMUNITIES OF MINNESOTA, INC., a Delaware corporation ("Manager").


                                   RECITALS
                                   --------

          WHEREAS, Owner owns the senior and assisted living facility identified on Schedule A hereto (the "Facility");

          WHEREAS, Manager is experienced and qualified in the business of owning and operating senior and assisted living facilities such as the Facility, and Owner desires to engage Manager to operate the Facility; and

          WHEREAS, Manager is willing to operate the Facility on the terms and subject to the conditions set forth in this Agreement.

                                  AGREEMENTS
                                  ----------

          NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1.  Responsibilities of Manager.

          (a) Owner hereby engages Manager to operate the Facility, and Manager hereby accepts such engagement and agrees to operate the Facility, at Owner's expense, so as to provide all services required by applicable law and regulations and by the terms and subject to the conditions set forth in this Agreement. During the term of this Agreement, Manager shall have full authority to operate and manage the Facility as a senior and assisted living facility in accordance with applicable law and regulations and the terms and conditions hereof, and shall have full and complete control and reign over, and use of, the entire Facility, including its common areas. Without limiting the generality of the foregoing, Manager shall have full authority and responsibility as follows:

          (i) Operational Policies and Forms. Subject to the applicable Annual Budget (as defined in Section 1(a)(xii)), Manager shall establish and implement such operational policies and procedures, and develop such new policies and procedures, as Manager may deem necessary to cause or ensure the establishment and maintenance of operational standards appropriate for the nature of the Facility.

          (ii) Charges. Manager shall establish the schedules of charges for residents of the Facility, including appropriate charges for any and all special services rendered for residents at the Facility.

          (iii) Information. Manager shall develop any informational material, mass media releases, and other related publicity materials, that it deems necessary for the operation of the Facility.

          (iv) Regulatory Compliance. Manager shall use its reasonable best efforts to maintain all licenses, permits, qualifications and approvals from any applicable governmental or regulatory authority required for the operation of the Facility, to operate the Facility in compliance with all applicable laws and regulations, and to comply with such laws and regulations in performing Manager's obligations under this Agreement. In addition, Manager shall supervise and coordinate the preparation and filing of (and, where required to do so under applicable law or regulations, file) all reports or other information required by applicable state or other governmental agencies having jurisdiction over the Facility and shall deliver copies of all such reports and information to Owner simultaneously with such filings. Manager shall cooperate with governmental inspection and enforcement activities.

          (v) Equipment and Improvements. Subject to the applicable Annual Budget, Manager shall, on behalf of Owner, acquire or effect the acquisition of equipment and improvements which are needed to maintain or upgrade the quality of the Facility or its services, to replace obsolete or run-down equipment, or to correct any other deficiencies which may be identified by Manager during the term of this Agreement, and shall make, or engage third parties to make, all such repairs, replacements and maintenance and shall cause to be acquired all necessary equipment, including replacement equipment.

          (vi) Accounting. Manager shall supervise and coordinate accounting support to, and shall maintain records for, the Facility, including the following:

          A. a monthly balance sheet and statement of operations for the Facility, to be submitted to Owner within thirty (30) days after the end of each calendar month;

          B.  resident billing records;

          C.  accounts receivable and collection records;

          D.  accounts payable records;

          E. all payroll functions, including preparation of payroll checks, establishment of depository accounts for withholding taxes, payment of such taxes (at Owner's sole expense), filing of payroll reports and the issuance of W-2 forms to all employees;

          F. a complete general ledger for the purposes of recording and summarizing all transactions for the Facility; and

          G. the preparation and filing of all necessary reports as required by applicable governmental authorities and the simultaneous provision of copies thereof to Owner. Manager shall file all such reports as are required to be filed by Manager.

All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Manager, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. Subject to the applicable Annual Budget, nothing herein shall preclude Manager from engaging a third party to assist it in the performance of the accounting duties provided for herein.

          (vii) Reports. Manager shall supervise and coordinate the preparation of any reasonable operational information which may from time to time be specifically requested by Owner, including any information needed to assist Owner in completing its tax returns and in complying with any reporting obligations imposed by any mortgagees or lessors of the Facility. In addition,
(i) within thirty (30) days after the end of each calendar month, Manager shall supervise and coordinate the preparation and the delivery to Owner of an unaudited balance sheet of the Facility, dated as of the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of the Facility and (ii) within ninety (90) days after the end of the fiscal year of the Facility, Manager shall supervise and coordinate the preparation and the delivery to Owner of unaudited financial statements, including a balance sheet of the Facility dated as of the last day of said fiscal year and a statement of income and expense for the fiscal year then ended relating to the operation of the Facility. In addition, Manager shall supervise and coordinate the preparation and the delivery to Owner of monthly occupancy reports and related information with respect to the Facility. All originals of the books, forms and records generated by Manager in connection with the operation of the Facility shall be Manager's property.

          (viii) Bank Accounts. Manager shall establish an account or accounts and shall deposit therein all money received by Manager on Owner's behalf from the operation of the Facility.

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Withdrawals and payments from account(s) shall be made only on checks signed by one or more person or persons designated by Manager. Manager shall give Owner written notice as to the identity of such authorized signatories on such account(s). Subject to paragraph (2) of Section 1(a)(xii), all expenses incurred in the operation of the Facility in accordance with the terms of the Annual Budgets, including, but not limited to, Facility mortgage or lease payments, payroll and employee benefits and payment of Fees, shall be paid by check drawn on these account(s). Monthly payments shall be made out of these account(s) first to pay any debt service or rent due with respect to the Facility and thereafter to pay the operating expenses (including the Fees) of the Facility in such order of priority as Manager deems appropriate to the operation of the Facility; provided, that if in any period funds in such account(s) are not sufficient to pay all operating expenses (including the Fees) of the Facility then due and payable, then the funds drawn from the account(s) to pay such expenses for such period shall be allocated pro rata between the Fees and the other expenses then paid. Any Fees which are not paid when due as a result of an insufficiency of revenues from the Facility to cover the same shall accrue and shall be due and payable promptly by Owner.

          (ix) Personnel. Manager shall have full power and authority to recruit, hire, train, promote, direct, discipline and fire all Facility personnel, including the Administrator of the Facility; establish salary levels, personnel policies and employee benefits; and establish employee performance standards, all as Manager determines to be necessary or desirable during the term of this Agreement to ensure the efficient and satisfactory operation of all departments within, and all services offered by, the Facility. All of the foregoing obligations shall be undertaken in accordance with the Annual Budgets and applicable law and regulations. All of the Facility personnel shall be the employees of Manager, and all salary, bonuses, fringe benefits, payroll taxes and related expenses payable to or in respect of the Facility's personnel shall be expenses of the Facility.

          (x) Supplies and Equipment. Manager shall purchase, on behalf of Owner, supplies and non-capital equipment needed to operate the Facility within the budgetary limits set forth in the Annual Budgets.

          (xi) Legal Proceedings. Manager shall, through legal counsel designated by Manager, direct all legal matters and proceedings that are within the scope of Manager's authority pursuant to this Agreement, including without limitation, instituting any necessary legal actions or proceedings to collect obligations owing to the Facility, canceling or terminating any contract or agreement relating to the Facility for breach thereof or default thereunder, and otherwise enforce the obligations of the residents, sponsors, licensees, customers and any other users of the Facility. Without limiting the generality of the foregoing, Manager is authorized to settle, in the name and on behalf of the Owner and on such terms and conditions as Manager may deem to be in the best interests of the Facility, any and all claims or demands arising out of, or in connection with, the operation of the Facility, whether or not legal action has been instituted, provided that such settlement does not exceed $25,000 for each such individual claim or demand. All such amounts paid in respect of any such settlements shall be expenses of the Facility. Manager will give notice promptly to Owner of all demands and claims and all settlements and legal actions, but the failure to give such notice shall not affect the preceding provisions of this paragraph.

          (xii)  Annual Budgets.
                 --------------

          (1) Preparation and Submission. Owner and Manager acknowledge that they have agreed upon the budget for the Facility through December 31, 1997. At least ninety (90) days prior to December 31, 1997 and each subsequent calendar year that commences during the term of this Agreement, Manager shall submit to Owner a proposed annual budget for the Facility projecting the revenues available and funds required during such fiscal year in order to operate the Facility and to make capital improvements necessary or desirable in order to keep the Facility's physical plant in good condition and repair. The proposed annual budget shall be based upon data and information then available to Manager and shall include, without limitation, estimated salaries and fringe benefits for all personnel groups, projected staffing patterns for the Facility, estimates of required capital expenditures and purchases of equipment, supplies, inventory, food and similar items, and an estimate of the level of rates and charges to residents of the Facility sufficient to generate revenue necessary to operate the Facility and make the capital improvements projected in such budget. The proposed annual budget shall be an estimate of revenues and costs, and Owner and Manager acknowledge that (x) projected revenue may not be actually received and (y) projected costs may be exceeded by actual expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility. By submitting such a projected budget, Manager will not be deemed to be providing a guarantee or warrant as to the projected revenue, expenses or capital expenditures of the Facility.

          (2) Adoption. The Facility budget for the period ending
December 31, 1997 referred to in the immediately preceding paragraph and each annual budget as finally established in accordance with this paragraph (2) (including as it may thereafter be revised from time to time during a calendar year pursuant to the written agreement of Owner and Manager), as the same may be modified by Owner and Manager, shall constitute an "Annual Budget" for all purposes under this Agreement. Owner shall, within fifteen (15) days following receipt of a proposed annual budget proposal, notify Manager of either (i) Owner's approval of such proposed annual budget or
(ii) those items of which Owner approves and those items of which Owner disapproves. In the event that Owner does not either approve or disapprove of, in total or in part, such proposed annual budget in writing within such 15-day period, then such proposed annual budget shall be deemed approved by Owner and shall be the Annual Budget for such calendar year. If Owner disapproves of the proposed annual budget either in total or in part within such 15-day period, then Owner and Manager shall have thirty (30) days from the date of Owner's disapproval notice to formulate a mutually agreeable Annual Budget. If the parties are unable to reach an agreement within said thirty (30) day period, then the Annual Budget for the immediately preceding calendar year, including any such prior Annual Budget determined in accordance with this sentence, increased by the greater of 5% and the percentage increase in the Consumer Price Index -- Urban Wage Earners (or, if such index is no longer published, such other index as is determined by Manager in good faith to be comparable) during the 12-month period ended on November 30th of such preceding year, shall constitute the Annual Budget pending the final adoption of an Annual Budget; provided, however, that the budgeted items for the categories of heat, light, power, insurance and real estate taxes shall be deemed increased as required to reflect actual expenses for the succeeding calendar year).

          (3) Efforts to Operate within Annual Budget. Manager agrees to use its reasonable best efforts to operate the Facility in accordance with the Annual Budgets. Subject to the foregoing limitation, Owner shall be responsible on a periodic basis, as and when needed, for all expenses and capital expenditures incurred in connection with the operation and maintenance of the Facility, including, without limitation, Fees and cost overruns which exceed the projections in the then current Annual Budget; provided, however, that (except as provided in the next sentence) Owner shall not be responsible for cost overruns which exceed the relevant amount provided for in such Annual Budget by more than 10%, if the incurrence of such overruns was subject to the reasonable control of Manager. Notwithstanding anything in this Agreement, if Manager determines in good faith that the incurrence of any expenditure is required in order to comply with applicable law or regulations or to provide services in accordance with the senior and assisted living industry's then prevailing standards in the area in which the Facility is located, then Manager shall be entitled to make such expenditures, and all such expenditures shall be deemed, for all purposes of this Agreement, to be in accordance with the then current Annual Budget.

           (xiii) Collection of Accounts. Manager shall issue bills and collect accounts and monies owed for goods and services furnished by the Facility, including, but not limited to, enforcing the rights of Owner and the Facility as creditor under any contract or in connection with the rendering of any services. Any actions taken by Manager to collect said accounts receivable shall be in accordance with the applicable laws, rules and regulations governing the collection of accounts receivable.

          (xiv) Contracts. Consistent with or as otherwise contemplated by the Annual Budgets, Manager shall negotiate, enter into, secure, cancel and/or terminate such agreements and contracts which Manager may deem necessary or advisable for the operation of the Facility, including, without limitation, the furnishing of concessions, supplies, utilities, extermination, refuse removal and other services. Where lawful, said agreements and contracts will be entered into in the name of and on behalf of Owner.

          A. Exclusive Representative. It is understood and agreed that Manager shall be the exclusive representative of Owner for purposes of communicating and dealing directly with the regulatory authorities, governmental agencies, employees, independent contractors, suppliers, residents, sponsors, licensees, customers and guests of the Facility. Any communications from Owner to such persons or entities or authorities shall be directed through Manager.

          2. Insurance. Manager shall arrange for and maintain all necessary and proper hazard insurance covering the Facility, including the furniture, fixtures and equipment situated thereon, all necessary and proper public liability insurance for Manager's and Owner's protection. Manager shall also arrange for and maintain all employee health and worker's compensation insurance for the Facility's personnel. Any insurance provided pursuant to this paragraph shall comply with the requirements of any applicable Facility mortgage or lease and shall be an expense of the Facility.

          3. Proprietary Interest. The systems, methods, procedures and controls employed by Manager and any written materials or brochures developed by Manager to document the same are to remain the property of Manager and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied or otherwise employed or acquired by Owner, except as authorized by Manager.

          4. Term of Agreement; Effect of Termination. The term of this Agreement shall commence on the date hereof and shall end on the tenth anniversary of the date hereof, unless this Agreement is sooner terminated as hereinafter provided in Section 5 or in this Section 4 or as otherwise agreed in writing. This Agreement may be terminated (i) by Owner (x) upon six months' prior written notice to Manager given at any time after the last day of the 29th month of the term of this Agreement or (y) for Cause (as hereinafter defined), or (ii) by Manager (A) upon six months' prior written notice to Owner given at any time after the last day of the 29th month of the term of this Agreement, or
(B) upon the occurrence of
a Change in Control (as hereinafter defined) of Owner; provided, however, that in the event of a termination by Manager pursuant to clause (ii) (A) above, Manager shall cooperate with and assist Owner in engaging a qualified replacement manager for the Facility. Upon any termination of this Agreement pursuant to the immediately preceding sentence, the parties hereto shall have no further obligations or liabilities other than the right of Manager to receive Fees through the date of termination, except that, upon the expiration or earlier termination of this Agreement for any reason, the parties shall cooperate (at Owner's expense) to minimize the impact of the change on the residents of the Facility, and during any such period for which Manager provides services or assists in the operation of the Facility in connection therewith it shall be entitled to receive the Fees provided for herein.

          For purposes of this Agreement, "Cause" shall mean (i) fraud, misappropriation or embezzlement by Manager involving Owner's property or other wrongful acts by Manager that materially impair the goodwill or business of Owner or the Facility or that cause material damage to Owner's property, goodwill or business or (ii) continued failure by Manager to substantially perform its duties and obligations owing to Owner under this Agreement, after a written demand for substantial performance by Manager is delivered to Manager by Owner that specifically identifies the manner in which Owner believes Manager has not substantially performed its duties and after Manager has been given at least 60 days in which to cure such performance deficiencies, and a "Change in Control" of the Owner shall be deemed to have occurred if (x) any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any successor provision) shall acquire beneficial ownership (determined in accordance with Rule 13d-3 promulgated under the Exchange Act or any successor provision) of securities of Owner representing more than fifty percent (50%) of the total outstanding voting power of securities of Owner entitled to vote for the election of directors of Owner or
(y) Daniel N. Epstein is no longer [a General Partner] or [in control of the Managing General Partner] of Owner.

          5.  Events of Default and Remedies.

          (a) Defaults. Each of the following shall constitute an Event of Default hereunder:

          (1) if Owner shall fail to pay or allow payment of any installment of the Fees due to Manager in accordance with Section 7 hereof for a period of seven (7) days after written notice of such default from Manager;

          (2) if either Owner, on the one hand, or Manager, on the other, fail to perform in any material respect any term, provision, or covenant of this Agreement (other than as set forth in Section 5(a)(1)) and (i) such failure continues after written notice from the other party specifying such failure to perform (unless such failure cannot reasonably be cured within such 30-day period) or (ii) the defaulting party fails to endeavor vigorously and continuously to cure such default as promptly as is practicable; or

          (3) if either Owner, on the one hand, or Manager, on the other, is dissolved or liquidated, applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy filing, makes a general assignment for the benefit of creditors, or files a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Owner or Manager bankrupt or insolvent or approving a petition seeking reorganization of Owner or Manager or appointing a receiver, trustee or liquidator for such party of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days.

          (b) Remedies. At any time after the occurrence and during the continuance of an Event of Default, the party who has not committed or suffered the Event of Default may, at its option, terminate this Agreement by giving written notice to the other party and, except as provided in this Agreement, shall be entitled to exercise all rights and remedies available under applicable law; provided, however, that Owner may cause the effective date of any termination by Manager to be deferred for up to [ninety (90)] days to afford Owner the opportunity to engage a replacement operator of the Facility. Without limiting the generality of the foregoing, if Owner is the defaulting party, or if Owner shall terminate the Agreement other than as a result of an Event of Default caused by Manager, then Owner shall pay Manager, within thirty (30) days following the date of such termination, the sum of (x) all unpaid Fees accrued through the date of such termination and all unpaid amounts for which Manager is then entitled to receive reimbursement under this Agreement and (y) as liquidated damages and not as a penalty, the product of an amount equal to three percent (3%) of the average monthly gross revenues of the Facility for the twelve months immediately preceding the date of termination and the lesser of
(A) [ ] and (B) the number of months remaining in the term of this Agreement immediately prior to such termination. If this Agreement is terminated by Manager pursuant to Section 5(a)(1) or the immediately preceding sentence, and Manager incurs legal fees in connection with the enforcement of its rights to such Fees and liquidated damages, as applicable, Owner shall pay all reasonable attorneys' fees and other expenses incurred by Manager in connection with such enforcement. In the event of any breach of this Agreement by Manager, including any breach resulting in an Event of Default, Owner's sole remedy shall be to terminate this

Agreement in accordance with the terms hereof, and Owner shall have no other liability hereunder.

     6.   Facility Operations.
          -------------------

          (a) No Guarantee of Profitability. Manager does not guarantee that operation of the Facility will be profitable, but Manager shall use its best efforts to operate the Facility in as cost effective and profitable a manner as reasonably possible consistent with maintaining operations in accordance with the senior and assisted living industry's then prevailing standards in the geographic area in which the Facility is located.

          (b) Standard of Performance; Acting within Budget. In performing its obligations under this Agreement, Manager shall use its reasonable best efforts and act in good faith and with professionalism in accordance with the Annual Budgets and the prevailing standards of the senior and assisted living industry in the geographic area in which the Facility is located.

          (c) Force Majeure. The parties will not be deemed to be in violation of this Agreement if they are prevented from performing any of their respective obligations hereunder for any reason beyond their control, including, without limitation, strikes, shortages, war, acts of God, or any statute, regulation or rule of federal, state or local government or agency thereof.

     7.   Withdrawal of Funds by Manager.
          ------------------------------

          Owner and Manager acknowledge and agree that the efficient operation of the Facility requires that Manager have ready access to the funds required therefor. Accordingly, unless otherwise agreed by Owner and Manager, Owner agrees not to withdraw any funds from the Facility's bank account(s) reasonably believed by Manager to be required for the proper operation of the Facility or maintenance of appropriate reserves with respect thereto. Owner hereby agrees that it shall, from time to time upon the advice or reasonable request of Manager, deposit such funds in the Facility's bank accounts as is necessary to operate the Facility including to make the payments identified in Section 1(a)(viii) (including the Fees) as and when such amounts are due and payable.

     8.   Fees.
          ----

          During the term of this Agreement (or any period thereafter while Manager continues to provide services or assist in the operation of the Facility as contemplated by Section 4), Manager shall be entitled to receive management fees equal to (i) three percent (3%) of the gross revenues of the Facility (the "Gross Revenue Fees") during each month or portion thereof occurring during such term plus (ii) an amount each year (or portions thereof) during such term equal to twenty percent (20%) of any increase in the net operating income of the Facility during such year in excess of $600,000 (the "NOI Fees" and, together with the Gross Revenue Fees, the "Fees"). The Gross Revenue Fees shall be paid on a monthly basis simultaneously with the delivery by Manager to Owner of the monthly statements provided for in Section 1(a)(vii). The NOI Fees shall be paid on an annual basis within ten (10) business days of the delivery by Manager to Owner of the annual fiscal year financial statements provided for in Section 1 (a)(vii).

     9. Assignment. This Agreement shall not be assigned (including by operation of law, whether by merger or consolidation (excluding a merger effected solely for the purpose of changing Owner's jurisdiction of incorporation that does not affect the stock ownership of Owner in any material respect) or otherwise) by Owner, on the one hand, or by Manager, on the other, without the prior written consent of the other party; provided, however, that to the extent permitted by applicable law and regulations, and subject to the receipt of all required licenses, permits, approvals and authorizations of applicable governmental agencies, this Agreement may be assigned by Manager to one or more corporations or other legal entities all the shares (and, in the case of legal entities other than corporations, all the equity ownership and voting control) of which are owned by Manager.

     10. Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed, certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given upon delivery, if delivered personally, three (3) business days after mailing, if mailed, or one business day after delivery to the courier, if delivery by overnight courier service:

     If to Owner, to:

               Kenwood Associates Limited Partnership
               222 North LaSalle Street
               Suite 1414
               Chicago, Illinois 60601
               Attn:  Daniel N. Epstein

     With a copy to:

               James T. Buchholz, Esq.
               Attorney at Law
               222 North LaSalle Street
               Suite 1414
               Chicago, Illinois 60601

     If to Manager, to:

               Brookdale Living Communities of Minnesota, Inc.
               77 West Wacker Drive
               Suite 3900
               Chicago, Illinois 60601
               Attn:  President

     With a copy to:

               Winston & Strawn
               35 West Wacker Drive
               Chicago, Illinois 60601
               Attn:  Wayne D. Boberg

     11. Relationship of the Parties. The relationship of Manager to Owner in connection with this Agreement shall be that of an independent contractor and all acts performed by Manager during the term hereof shall be deemed to be performed in Manager's capacity as an independent contractor. Nothing contained in this Agreement is intended to or shall be construed to give rise to or create a partnership or joint venture or lease between Owner, its successors and assigns on the one hand, and Manager, its successors and assigns, on the other hand.

     12. Entire Agreement. This Agreement and any documents executed in connection herewith contain the entire agreement among the parties and shall be binding upon their respective successors and assigns, and shall be construed in accordance with the laws of the State of Minnesota. This Agreement may not be modified or amended except by written instrument signed by the parties hereto.

     13. Contract Modifications for Certain Legal Events. In the event any state or federal laws or regulations, whether now existing or enacted or promulgated after the effective date of this Agreement, are interpreted by judicial decision, a regulatory agency or legal counsel of both parties in such a manner as to indicate that the structure of this Agreement may be in violation of such laws or regulations, Owner and Manager agree to cooperate in restructuring their relationship and this Agreement to eliminate such violation or to reduce the risk thereof; provided, that any such restructuring shall, to the maximum extent possible, preserve the underlying economic and financial arrangements between Owner and Manager. The parties agree that such amendment may require either or both parties to obtain appropriate regulatory licenses and approvals. Owner and Manager agree that the foregoing is not a binding obligation to consummate any transactions contemplated by, or discussed during negotiations conducted under, this Section 13, it being understood any such amendment or restructuring of this Agreement shall be entered into at the sole and absolute discretion of Owner and Manager.

     14. Captions. The captions used herein are for convenience of reference only and shall not be construed in any manner to limit or modify any of the terms hereof.

     15. Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable in any respect under applicable law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     16. Remedies Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to any of the parties hereto is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default hereunder. The failure of any party hereto to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent defaults. Every right and remedy given by this Agreement to the respective parties hereto may be exercised from time to time and as often as may be deemed expedient by such parties.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and each such counterpart shall together constitute but one and the same Agreement.

                           [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be executed and delivered in their names and on their behalf as of the date first set forth above.


                             OWNER:

                             KENWOOD ASSOCIATES LIMITED PARTNERSHIP,
                             a Minnesota limited partnership


                             By:
                                 -------------------------------

                             Name:
                                   -----------------------------

                             Title:
                                    ----------------------------



                             MANAGER:

                             BROOKDALE LIVING COMMUNITIES OF MINNESOTA, INC., a Delaware corporation


                             By:
                                  -------------------------------

                             Name:
                                  -------------------------------

                             Title:
                                   ------------------------------

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                                                                      SCHEDULE A

                            DESCRIPTION OF FACILITY


The real property and improvements commonly known as the Kenwood, located at 825 Summit Avenue, Minneapolis, Minnesota.